Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of First Seacoast Bancorp of our report dated March 8, 2019, relating to the consolidated financial statements of Federal Savings Bank and Subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Portland, Maine

March 11, 2019